EXHIBIT 99.1

	7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com
News Release
From:	Belden Investor Relations 314.854.8054
Belden Announces Second Quarter 2009 Results
Second Quarter 2009 Highlights
•	Adjusted net income per diluted share was $0.34 in the quarter

•	Free cash flow during the second quarter was $47.9 million

•	Second quarter adjusted operating margin was 8.5 percent. To ease the comparison to 2008 results, the adjusted operating margin excluding the wireless segment was 11.0 percent

•	Working capital turns improved 1.4 turns sequentially and 1.6 turns year-over-year to 7.3 turns

•	Revenue and EPS, adjusted for certain items, for the third quarter of 2009 are expected to be between $335 million and $345 million and $0.20 and $0.25 per share, respectively
St. Louis, Missouri — Wednesday, July 29, 2009 — Belden (NYSE:BDC), a leader in the design, manufacture, and marketing of signal transmission solutions for industrial automation, data networking, and a wide range of specialty electronics markets, today announced results of its 2009 fiscal second quarter.
Second Quarter 2009 Results
The Company reported second quarter 2009 revenue of $343.8 million and operating income of $4.3 million, compared to revenue and operating income of $556.3 million and $65.9 million in the second quarter of 2008, respectively. The Company reported a net loss of $4.9 million, or ($0.10) per diluted share, down from net income of $41.8 million, or $0.88 per diluted share, in the prior year period. Revenue in the most recent quarter included $19.4 million of unfavorable currency translation as compared to the prior year second quarter. Cash flow from operations was $56.7 million during the quarter, and net of capital expenditures was $47.9 million.
During the quarter, Belden recorded pre-tax operating charges for loss on the sale of assets associated with the divestiture of HEW, a German cable business, of $17.2 million, non-cash asset impairment charges of $1.5 million and other costs of $6.2 million, which include costs associated with the Company’s global restructuring plan. In the second quarter of 2008, the Company incurred pre-tax operating charges of $4.3 million for severance, pension settlements, and other costs associated with restructuring actions in North America and Europe.
Adjusted for these items, operating income in the second quarter of 2009 was $29.2 million or 8.5 percent of revenue, compared to $70.1 million or 12.6 percent a year ago. Adjusted net income per diluted share was $0.34 in the quarter, compared to $0.97 in the second quarter of 2008. See the attached schedule, Adjusted Operating Results, for a reconciliation of GAAP results to adjusted results.
“Our ability to expand gross profit margins and increase working capital turns despite the continuing pressures of the global economic environment is reflective of our successful restructuring initiatives and commitment to the principles of Lean enterprise,” said John Stroup, President and Chief Executive Officer of Belden. “Although we’re beginning to see signs of stabilization, we believe it is prudent to maintain our focus on executing our cost reduction programs and we will continue investing in our strategic growth initiatives to increase profitability and overall market share, which should serve us well when our markets recover.”
Senior Subordinated Notes
In the third quarter, the Company completed a $200 million aggregate principal senior subordinated notes offering due 2019 at a coupon of 9.25% and a yield of 9.75%. Belden used the net proceeds from this offering to repay existing debt under its senior secured credit facility.
“Although this offering results in an incremental quarterly interest expense of $0.05 per share, we are very pleased with our ability to place these notes in a difficult market under favorable terms. Our capital structure is better positioned to support our current operations and future opportunities,” commented Stroup.
Outlook
The Company expects third quarter revenue and EPS, excluding the impact of the deferral of revenues and cost of goods sold with respect to its wireless segment and the impact of charges associated with already announced restructuring actions, to be between $335 million and $345 million and $0.20 and $0.25 per share, respectively.
Stroup remarked, “Although we expect third quarter results to be affected by European seasonality, continued economic uncertainty and the lost revenues associated with the divestiture of HEW, we remain committed to delivering on our strategic plan and executing our global restructuring projects.”
Forward Looking Statements
Statements in this release other than historical facts are “forward looking statements” made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on forecasts and projections about the industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company’s actual results may differ materially from these expectations. The current global economic slowdown has adversely affected our results of operations and may continue to do so. Turbulence in financial markets may increase our borrowing costs. Some additional factors that may cause actual results to differ from the Company’s expectations include demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, and other materials; energy costs; the Company’s ability to integrate successfully the acquired businesses; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise.
About Belden
Sending All the Right Signals — from industrial automation to data centers, from broadcast studios to aerospace, from cutting-edge wireless communications to consumer electronics, Belden people are committed to delivering the best signal transmission solutions in the world. Belden associates work in copper cable, fiber, wireless technology, connectors, switches and active components to bring voice, video and data to mission-critical applications. With 2008 revenue of $2.0 billion, Belden has manufacturing capability in North America, Europe and Asia. To obtain additional information contact Investor Relations at 314-854-8054, or visit our website at www.belden.com.
Contact:
Belden Investor Relations
314-854-8054

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
	(In thousands, except per share data)
Revenues	$343,821	$556,303	$672,333	$1,068,129
Cost of sales	(235,303)	(389,830)	(479,622)	(755,839)

Gross profit	108,518	166,473	192,711	312,290
Selling, general and administrative expenses	(67,579)	(86,913)	(144,276)	(182,076)
Research and development	(14,122)	(11,093)	(30,677)	(20,164)
Amortization of intangibles	(3,911)	(2,609)	(7,776)	(5,161)
Asset impairment	(1,453)	—	(26,176)	(11,549)
Loss on sale of assets	(17,184)	—	(17,184)	(884)

Operating income (loss)	4,269	65,858	(33,378)	92,456
Interest expense	(8,895)	(11,066)	(16,218)	(19,409)
Interest income	238	1,875	602	2,832
Other income	695	1,986	444	3,154

Income (loss) before taxes	(3,693)	58,653	(48,550)	79,033
Income tax benefit (expense)	(1,193)	(16,848)	11,210	(24,343)

Net income (loss)	$(4,886)	$41,805	$(37,340)	$54,690

Weighted average number of common shares and equivalents:
Basic	46,587	43,506	46,557	43,821
Diluted	46,587	47,478	46,557	47,926

Basic income (loss) per share	$(0.10)	$0.96	$(0.80)	$1.25

Diluted income (loss) per share	$(0.10)	$0.88	$(0.80)	$1.14

Dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	External			Operating
	Customer	Affiliate	Total	Income
	Revenues	Revenues	Revenues	(Loss)
		(In thousands)
Three Months Ended June 28, 2009
Americas	$186,734	$10,888	$197,622	$33,521
Wireless	13,234	—	13,234	(7,978)
EMEA	86,237	13,109	99,346	(13,380)
Asia Pacific	57,616	—	57,616	8,262

Total Segments	343,821	23,997	367,818	20,425
Corporate expenses	—	—	—	(9,310)
Eliminations	—	(23,997)	(23,997)	(6,846)

Total	$343,821	$—	$343,821	$4,269

Three Months Ended June 29, 2008

Americas	$278,578	$17,017	$295,595	$48,819
Wireless	—	—	—	—
EMEA	171,688	23,767	195,455	24,398
Asia Pacific	106,037	111	106,148	15,775

Total Segments	556,303	40,895	597,198	88,992
Corporate expenses	—	—	—	(12,327)
Eliminations	—	(40,895)	(40,895)	(10,807)

Total	$556,303	$—	$556,303	$65,858

Six Months Ended June 28, 2009

Americas	$368,944	$18,879	$387,823	$58,179
Wireless	25,237	—	25,237	(16,300)
EMEA	174,298	25,582	199,880	(56,625)
Asia Pacific	103,854	—	103,854	11,596

Total Segments	672,333	44,461	716,794	(3,150)
Corporate expenses	—	—	—	(17,667)
Eliminations	—	(44,461)	(44,461)	(12,561)

Total	$672,333	$—	$672,333	$(33,378)

Six Months Ended June 29, 2008

Americas	$535,172	$37,377	$572,549	$70,480
Wireless	—	—	—	—
EMEA	333,218	44,665	377,883	41,229
Asia Pacific	199,739	111	199,850	27,062

Total Segments	1,068,129	82,153	1,150,282	138,771
Corporate expenses	—	—	—	(26,223)
Eliminations	—	(82,153)	(82,153)	(20,092)

Total	$1,068,129	$—	$1,068,129	$92,456

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Six Months Ended
	June 28, 2009	June 29, 2008
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(37,340)	$54,690
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26,842	27,503
Asset impairment	26,176	11,549
Loss on sale of assets	17,184	884
Share-based compensation	4,719	7,292
Provision for inventory obsolescence	4,273	4,132
Tax deficiency (benefit) related to share-based compensation	1,469	(1,141)
Pension funding in excess of pension expense	(6,452)	(3,339)
Amortization of discount on convertible subordinated notes	—	1,069
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	42,655	(21,827)
Inventories	42,161	(3,746)
Accounts payable	(15,669)	32,910
Accrued liabilities	(25,931)	(32,397)
Deferred revenue	782	—
Accrued taxes	(16,558)	2,931
Other assets	1,484	(8,060)
Other liabilities	3,539	2,125

Net cash provided by operating activities	69,334	74,575

Cash flows from investing activities:
Capital expenditures	(18,342)	(18,185)
Cash used to invest in and acquire businesses	—	(7,891)
Proceeds from disposal of tangible assets	367	40,249

Net cash provided by (used for) investing activities	(17,975)	14,173

Cash flows from financing activities:
Cash dividends paid	(4,707)	(4,458)
Debt issuance costs	(1,541)	—
Tax benefit (deficiency) related to share-based compensation	(1,469)	1,141
Proceeds from exercise of stock options	23	5,171
Payments under share repurchase program	—	(68,336)

Net cash used for financing activities	(7,694)	(66,482)

Effect of foreign currency exchange rate changes on cash and cash equivalents	3,562	7,436

Increase in cash and cash equivalents	47,227	29,702
Cash and cash equivalents, beginning of period	227,413	159,964

Cash and cash equivalents, end of period	$274,640	$189,666

Free cash flow is defined as net cash provided by operating activities less capital expenditures. Free cash flow was $50,992 ($69,334 - $18,342) and $56,390 ($74,575 - $18,185) for the six months ended June 28, 2009 and June 29, 2008, respectively.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 28, 2009	December 31, 2008
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$274,640	$227,413
Receivables, net	245,672	292,236
Inventories, net	155,635	216,022
Deferred income taxes	20,647	22,606
Other current assets	51,258	34,826

Total current assets	747,852	793,103

Property, plant and equipment, less accumulated depreciation	298,548	324,569
Goodwill	314,194	321,478
Intangible assets, less accumulated amortization	142,183	156,025
Deferred income taxes	2,625	—
Other long-lived assets	52,640	53,388

	$1,558,042	$1,648,563

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$142,367	$160,744
Accrued liabilities	147,974	180,801

Total current liabilities	290,341	341,545

Long-term debt	590,000	590,000
Postretirement benefits	120,370	120,256
Deferred income taxes	—	4,270
Other long-term liabilities	19,842	21,624
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	585,650	585,704
Retained earnings	64,904	106,949
Accumulated other comprehensive income	16,107	10,227
Treasury stock	(129,675)	(132,515)

Total stockholders’ equity	537,489	570,868

	$1,558,042	$1,648,563

Working capital consists of receivables and inventories, net of accounts payable and accrued liabilities (excluding current deferred revenue liabilities). Working capital turns are calculated by dividing annualized cost of sales for the quarter by the working capital balance at the end of the quarter. Working capital turns for the quarters ended June 28, 2009 and June 29, 2008 were 7.3 and 5.7 turns, respectively.

BELDEN INC.
ADJUSTED OPERATING RESULTS
(Unaudited)
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide operating results adjusted for certain items including asset impairment, severance charges, revenue deferrals related to our Wireless segment, gains (losses) on sales of assets, and other restructuring costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe these adjusted results are useful to investors because they help them compare our results to previous periods and provide insights into underlying trends in the business. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	As
Three Months Ended June 28, 2009	Reported	Adjustments	Adjusted
	(In thousands, except percentages and per share amounts)
Revenues	$343,821	$831	$344,652

Gross profit	$108,518	$5,634	$114,152
as a percent of revenues	31.6%		33.1%

Operating income	$4,269	$24,885	$29,154
as a percent of revenues	1.2%		8.5%

Net income (loss)	$(4,886)	$20,728	$15,842
as a percent of revenues	-1.4%		4.6%

Net income (loss) per diluted share	$(0.10)	$0.44	$0.34

Three Months Ended June 29, 2008

Revenues	$556,303	$—	$556,303

Gross profit	$166,473	$2,286	$168,759
as a percent of revenues	29.9%		30.3%

Operating income	$65,858	$4,276	$70,134
as a percent of revenues	11.8%		12.6%

Net income	$41,805	$4,020	$45,825
as a percent of revenues	7.5%		8.2%

Net income per diluted share	$0.88	$0.09	$0.97
Adjustments for the three months ended June 28, 2009 included pre-tax operating charges for loss on sale of assets, asset impairment, revenue deferrals, and other costs of $17.2 million, $1.5 million, $0.6 million, and $5.6 million, respectively.
Adjustments for the three months ended June 29, 2008 included pre-tax operating charges for pension settlements, severance, and other costs of $1.8 million, $1.5 million, and $1.0 million, respectively, and pre-tax non-operating charges of $2.4 million.

	As
Six Months Ended June 28, 2009	Reported	Adjustments	Adjusted
	(In thousands, except percentages and per share amounts)
Revenues	$672,333	$782	$673,115

Gross profit	$192,711	$23,529	$216,240
as a percent of revenues	28.7%		32.1%

Operating income (loss)	$(33,378)	$78,612	$45,234
as a percent of revenues	-5.0%		6.7%

Net income (loss)	$(37,340)	$60,438	$23,098
as a percent of revenues	-5.6%		3.4%

Net income (loss) per diluted share	$(0.80)	$1.29	$0.49

Six Months Ended June 29, 2008

Revenues	$1,068,129	$—	$1,068,129

Gross profit	$312,290	$6,242	$318,532
as a percent of revenues	29.2%		29.8%

Operating income	$92,456	$28,964	$121,420
as a percent of revenues	8.7%		11.4%

Net income	$54,690	$23,318	$78,008
as a percent of revenues	5.1%		7.3%

Net income per diluted share	$1.14	$0.49	$1.63
Adjustments for the six months ended June 28, 2009 included pre-tax operating charges for asset impairment, severance, loss on sale of assets, revenue deferrals, and other costs of $26.2 million, $26.0 million, $17.2 million, $0.8 million, and $8.4 million, respectively, and pre-tax non-operating charges of $1.5 million.
Adjustments for the six months ended June 29, 2008 included pre-tax operating charges for severance, asset impairment, pension settlements, loss on sale of assets, and other costs of $13.4 million, $11.5 million, $1.8 million, $0.9 million, and $1.4 million, respectively, and pre-tax non-operating charges of $2.9 million.